As filed with the Securities and Exchange Commission on December 16, 2014
Registration Statement File No. 333-188801
Registration Statement File No. 333-181715
Registration Statement File No. 333-163843
Registration Statement File No. 333-118659

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-188801)
POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-181715)
POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-163843)
POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-118659)

TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1220 Augusta Drive
Suite 600
Houston, TX 77057
(713) 570-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Crown Castle International Corp. 2013 Long-Term Incentive Plan
Crown Castle International Corp. 401(k) Plan
Crown Castle Puerto Rico 1165(e) Plan
Crown Castle International Corp. 2004 Stock Incentive Plan
(Full Titles of the Plans)

 Jay A. Brown
Chief Financial Officer
Crown Castle International Corp.
1220 Augusta Drive, Suite 600
Houston, TX 77057
(713) 570-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen L. Burns Johnny G. Skumpija Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	E. Blake Hawk General Counsel Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, TX 77057 (713) 570-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On December 15, 2014, Crown Castle International Corp., a Delaware corporation (“Predecessor Registrant”), merged with and into its wholly owned subsidiary, Crown Castle REIT Inc., a Delaware corporation (“Registrant”), pursuant to an Agreement and Plan of Merger, dated as of September 19, 2014 (“Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation (“Merger”).  At 11:58 p.m., Eastern Time, on December 15, 2014, the effective time of the Merger (“Effective Time”), the Registrant was renamed “Crown Castle International Corp.” and succeeded to the assets, continued the business and assumed the obligations of the Predecessor Registrant immediately prior to the Merger. Unless the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “the Company” and “us” refer to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period after the Effective Time.

At the Effective Time, pursuant to the Merger Agreement, (a) each outstanding share of common stock, par value $0.01 per share (“Predecessor Common Stock”), of the Predecessor Registrant automatically converted into one share of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, and (b) each outstanding share of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Predecessor Convertible Preferred Stock”), of the Predecessor Registrant automatically converted into one share of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Convertible Preferred Stock”), of the Registrant. Both the Common Stock and the Convertible Preferred Stock are subject to certain real estate investment trust (“REIT”) related ownership limitations and transfer restrictions, which are set forth in the Registrant’s restated certificate of incorporation (including the Certificate of Designations of Convertible Preferred Stock incorporated therein as Exhibit I, the “Charter”) and are designed to protect the Registrant’s ability to qualify for REIT status.

The issuance of the shares of the Common Stock and Convertible Preferred Stock was registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to the Registrant’s Registration Statement on Form S-4 (File No. 333-196742), which was declared effective by the U.S. Securities and Exchange Commission (“Commission”) on October 10, 2014. Similar to the shares of Predecessor Common Stock and Predecessor Convertible Preferred Stock prior to the Merger, the shares of Common Stock and Convertible Preferred Stock now trade on the New York Stock Exchange under the symbols “CCI” and “CCI-PRA”, respectively.

At the Effective Time, the Registrant assumed, by operation of law or otherwise, all of the Predecessor Registrant’s obligations under the following plans (“Plans”):

●	Crown Castle International Corp. 2013 Long-Term Incentive Plan (“2013 Plan”);

●	Crown Castle International Corp. 401(k) Plan (“401(k) Plan”); and

●	Crown Castle International Corp. 2004 Stock Incentive Plan (“2004 Plan”).

As of the Effective Time, all equity-based awards with respect to shares of Predecessor Common Stock granted pursuant to the Plans and such agreements were converted into corresponding equity-based awards with respect to the same number of shares of Common Stock, in each case, in accordance with the terms of such Plans and related award agreements and subject to the same terms and conditions applicable to such awards prior to the conversion.

These Post-Effective Amendments No. 1 (“Post-Effective Amendments”) pertain to the adoption by the Registrant of the following Registration Statements on Form S-8 of the Predecessor Registrant (collectively, the “Registration Statements”):

i.	Registration File No. 333-188801 originally covering 14,500,000 shares of Predecessor Common Stock in connection with the 2013 Plan;

ii.
Registration File No. 333-181715 originally covering 1,000,000 shares of Predecessor Common Stock in connection with the 401(k) Plan, 16,000 shares of Predecessor Common Stock in connection with the Crown Castle Puerto Rico 1165(e) Plan, a defined contribution plan administered by Crown Castle Puerto Rico Corp., an indirect subsidiary of the Company (“1165(e) Plan” and, together with the 401(k) Plan, “Retirement Plans”), and indeterminate amounts of interests under the Retirement Plans;

iii.
Registration File No. 333-163843 originally covering an additional 4,700,000 shares of Predecessor Common Stock in connection with the 2004 Plan, an additional 600,000 shares of Predecessor Common Stock in connection with the Crown Castle International Corp. 2001 Stock Incentive Plan (which is no longer an active plan) and an indeterminate amount of interests under the 401(k) Plan; and

iv.	Registration File No. 333-118659 originally covering 16,000,000 shares of Predecessor Common Stock in connection with the 2004 Plan.

These Post-Effective Amendments are being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the Merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statements as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”). Registration fees were paid at the time of the filing of the Registration Statements.

PART II

ITEM 3.	Incorporation of Documents by Reference.

Unless otherwise specified, the following documents filed by the Company with the Commission are incorporated into each Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

●
the 401(k) Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2013 (only incorporated by reference into Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 with Registration File Nos. 333-181715 and 333-163843);

●	the 1165(e) Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2013 (only incorporated by reference into Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 with Registration File No. 333-181715);

●	our Definitive Proxy Statement filed April 7, 2014;

●	our Current Reports on Form 8-K filed December 16, 2013 (relating to Items 2.01 and 9.01) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on January 21, 2014), January 6, 2014 (two reports), January 21, 2014, February 21, 2014 (relating to Item 5.02) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on May 30, 2014), February 26, 2014, April 2, 2014 (relating to Items 1.01, 8.01 and 9.01), April 15, 2014, May 30, 2014 (relating to Item 5.07), June 3, 2014, June 13, 2014, July 1, 2014, September 2, 2014, September 23, 2014, September 26, 2014, October 14, 2014, November 19, 2014 and December 16, 2014; and

●	the description of our capital stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed December 16, 2014, and any subsequent amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K) subsequent to the date of these Post-Effective Amendments and prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by Donald J. Reid, Associate General Counsel and Corporate Secretary of the Registrant. Mr. Reid beneficially owns shares of the Common Stock and is eligible to participate in the 2013 Plan, the 401(k) Plan and the 2004 Plan.

ITEM 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Charter and the amended and restated by-laws (“By-laws”) of the Registrant and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Charter, the By-laws and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its by-laws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Accordingly, the Charter provides that the Registrant shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Registrant. The Registrant may, by action of the board of directors, indemnify other employees and agents of the Registrant, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Registrant, with the same scope and effect as the indemnification of directors and officers of the Registrant. However, the Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Charter or otherwise by the Registrant. The Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Charter.

Furthermore, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of his or her duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which he or she derived an improper personal benefit.

The By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or, while a director or officer of the Registrant, a director, officer, employee or agent of a another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the By-laws. The Registrant shall pay to the fullest extent not prohibited by applicable law the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized in the By-laws or otherwise.

The By-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of the Charter, any other provision of the By-laws, a disinterested director vote, a stockholder vote or otherwise. The Registrant may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The By-laws further provide that the Registrant may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a subsidiary thereof and to any person who is or was serving at the request of the Registrant or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a subsidiary thereof, to the fullest extent of the provisions of the By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

The Registrant carries liability insurance for its directors and officers.

ITEM 7.	Exemption from Registration Claimed.

Not Applicable.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation of Crown Castle International Corp. (including the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, incorporated therein as Exhibit I) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

4.2
Amended and Restated By-Laws of Crown Castle International Corp. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

5.1*	Opinion of Counsel

23.1*	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. and Subsidiaries

23.2*	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. 401(k) Plan

23.3*	Consent of Ernst & Young LLP—Tower Sites (a component of AT&T Inc.)

23.4*	Consent of BDO USA, LLP—Crown Castle International Corp. 401(k) Plan

23.5*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1
Crown Castle International Corp. 2013 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Predecessor Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 8, 2013)

99.2
Crown Castle International Corp. 2004 Stock Incentive Plan (incorporated by reference to Appendix A of the Predecessor Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 13, 2004)

*	Filed herewith

Pursuant to Item 8(b) of Form S-8, in lieu of an opinion of counsel concerning compliance with the requirements of ERISA and determination letters that the 401(k) Plan and the 1165(e) Plan are qualified under Section 401 of the Internal Revenue Code or the Puerto Rico Internal Revenue Code, as applicable, the Registrant undertakes that it will submit or the Predecessor Registrant has submitted the 401(k) Plan and the 1165(e) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) or the Puerto Rico Treasury Department (“PRT”), as applicable, in a timely manner and the Predecessor Registrant has made, or the Registrant will make, all changes required by the IRS or the PRT, as applicable, in order to qualify the 401(k) Plan and the 1165(e) Plan.

ITEM 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 16, 2014.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ W. Benjamin Moreland
Name: W. Benjamin Moreland
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused these Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 with Registration File Nos. 333-181715 and 333-163843 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 16, 2014.

CROWN CASTLE INTERNATIONAL CORP. 401(K) PLAN

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 with Registration File No. 333-181715 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 16, 2014.

CROWN CASTLE PUERTO RICO 1165(E) PLAN

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints E. Blake Hawk, Jay A. Brown and W. Benjamin Moreland, and each of them, any one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Benjamin Moreland	President, Chief Executive Officer and Director	December 16, 2014
W. Benjamin Moreland	(Principal Executive Officer)
/s/ Jay A. Brown	Senior Vice President, Chief Financial Officer and Treasurer	December 16, 2014
Jay A. Brown	(Principal Financial Officer)
/s/ Rob A. Fisher	Vice President and Controller	December 16, 2014
Rob A. Fisher	(Principal Accounting Officer)
/s/ J. Landis Martin	Chairman of the Board of Directors	December 16, 2014
J. Landis Martin
/s/ P. Robert Bartolo	Director	December 16, 2014
P. Robert Bartolo
/s/ Cindy Christy	Director	December 16, 2014
Cindy Christy
/s/ Ari Q. Fitzgerald	Director	December 16, 2014
Ari Q. Fitzgerald
/s/ Robert E. Garrison II	Director	December 16, 2014
Robert E. Garrison II
/s/ Dale N. Hatfield	Director	December 16, 2014
Dale N. Hatfield
/s/ Lee W. Hogan	Director	December 16, 2014
Lee W. Hogan
/s/ Edward C. Hutcheson, Jr.	Director	December 16, 2014
Edward C. Hutcheson, Jr.

/s/ John P. Kelly	Director	December 16, 2014
John P. Kelly
/s/ Robert F. McKenzie	Director	December 16, 2014
Robert F. McKenzie

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation of Crown Castle International Corp. (including the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, incorporated therein as Exhibit I) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

4.2
Amended and Restated By-Laws of Crown Castle International Corp. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 16, 2014)

5.1*	Opinion of Counsel

23.1*	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. and Subsidiaries

23.2*	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. 401(k) Plan

23.3*	Consent of Ernst & Young LLP—Tower Sites (a component of AT&T Inc.)

23.4*	Consent of BDO USA, LLP—Crown Castle International Corp. 401(k) Plan

23.5*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1
Crown Castle International Corp. 2013 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Predecessor Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 8, 2013)

99.2
Crown Castle International Corp. 2004 Stock Incentive Plan (incorporated by reference to Appendix A of the Predecessor Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 13, 2004)

*	Filed herewith